UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________

FORM 8-K

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 18, 2004

Commission file number: 0-23391

XFORMITY TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation or organization)	84-1434313 (I.R.S. Employer Identification No.)

14333 Proton Drive
                  Dallas, Texas 75244
(Address of principal executive offices, including zip code)

Registrant's Telephone No., including area code: (972) 661-1200

_________________________________

ITEM 5.02.       ELECTION OF DIRECTORS

       On October 18, 2004, the previously announced election of Paul Dwyer, Michael Shahsavari and Shawn Taylor to the Board of Directors was completed.

       In addition, the Board of Directors completed the appointment of memberships to the Board's standing committees. Those appointments consisted of the following:
Audit Committee:	Shawn Taylor and Michael Shahsavari
Compensation Committee:	Mark Haugejorde and Paul Dwyer
Nominating Committee:	Mark Haugejorde, Jack Rabin and Sergio Nesti

       The Board of Directors has determined that Michael Shahsavari qualifies as an "Audit Committee Financial Expert" within the meaning of Item 401(e) of Regulation S-B. This determination has been made based upon Mr. Shahsavari's education and experience as a chief financial officer and audit committee member for numerous companies.

Signatures

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XFormity Technologies, Inc.
Date: October 28, 2004	Signature:	/s/Mark Haugejorde Mark Haugejorde, President